UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 10, 2020

Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	GCAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 10, 2020, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company,” “GAIN” or “we”), filed a preliminary proxy statement (the “Proxy”) with the Securities and Exchange Commission relating to the contemplated merger between GAIN and INTL FCStone Inc. (“INTL”) pursuant to the definitive merger agreement dated as of February 26, 2020 (the “merger agreement”) by and between GAIN, INTL and INTL’s wholly owned subsidiary, Golf Merger Sub I Inc.

The Company is filing this Current Report on Form 8-K to disclose certain preliminary, unaudited financial and operating results for the quarter ended March 31, 2020 contained within the section entitled “Subsequent Developments” in the Proxy.

The preliminary unaudited financial information below reflects the Company’s preliminary estimates of its financial and operating results for the fiscal quarter ended March 31, 2020 based on currently available information. The Company has not yet finalized its results for this period, and GAIN’s actual results remain subject to the completion of the fiscal quarter-end closing process, which includes review by GAIN management and the GAIN board of directors. While carrying out such procedures, the Company may identify items that require adjustments to the preliminary estimates of  results set forth below. As a result, the Company’s actual results could be materially different from those set forth below.

The preliminary estimates of the Company’s results included below have been prepared by, and are the responsibility of, GAIN management. GAIN’s independent auditors have not audited, reviewed or compiled such preliminary estimates of GAIN’s results. The information presented herein should not be considered a substitute for the information to be filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 once it becomes available. GAIN has no intention or obligation to update the preliminary estimates of its results set forth below prior to filing its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

Description of Subsequent Developments

An outbreak of a novel strain of coronavirus, COVID-19, was recognized as a pandemic by the World Health Organization on March 11, 2020. This coronavirus outbreak has severely restricted the level of economic activity around the world. In response to this coronavirus outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes. Temporary closures of businesses have been ordered and numerous other businesses have temporarily closed voluntarily. As a result of the foregoing developments, the financial markets experienced extraordinarily high levels of volatility following the signing of the merger agreement.

The volatility during the period commencing on February 27, 2020 (the first trading day following the signing of the merger agreement) and ending on March 31, 2020, the last day of the first quarter of 2020 (which period we refer to herein as the “post-signing Q1 period”), increased very significantly as compared to both the period commencing on January 1, 2020 and ending on the date the merger agreement was signed, February 26, 2020 (which period we refer to herein as the “pre-signing Q1 period”) and the first quarter of 2019.  This is evidenced by a significant increase in the closing prices of VIX volatility index, which increased to an average of 56.2 in the post-signing Q1 period, with a peak of 82.7, compared to averages of 15.4 (with a peak of 27.9) and 16.5 (with a peak of 25.5) in the pre-signing Q1 period and first quarter of 2019, respectively.  These extraordinary levels of volatility in the post-signing Q1 period led to a significant increase in retail customer trading volume during the post-signing Q1 period.  Specifically, average daily trading volume (“ADV”) during the post-signing Q1 period was $17.8 billion, a 123% increase from $8.0 billion, the ADV during the pre-signing Q1 period, and a 131% increase from $7.7 billion, the ADV during the first quarter of 2019.  Similarly, the heightened volatility resulted in a significant increase in retail revenue per million (“RPM”) during the post-signing Q1 period, which increased to an RPM of approximately $281 during the post-signing Q1 period, an increase of 71% and 462% from an RPM of $164 and $50 in the pre-signing Q1 period and the first quarter of 2019, respectively.  As a result of the foregoing, as set forth in the table below, GAIN’s results of operations increased sharply during the post-signing Q1 period, with approximately 67%, 85% and 83% of the aggregate revenue, net income and adjusted net income, respectively, for the first quarter of 2020 generated during the post-signing Q1 period.

$m	Q1’19	Q4’19	Q1’20 Pre Signing Period(1),(2)	Q1’20 Post Signing Period(2),(3)	Q1’20 Full Quarter(2)

Retail	$24.3	$40.2	$52.8	$120.3	$173.1
Futures	8.0	7.2	5.4	3.9	9.4
Other	6.2	5.9	2.6	0.7	3.2
Net revenue	$38.4	$53.3	$60.8	$124.9	$185.7

Operating expenses	(61.9)	(53.5)	(36.9)	(34.4)	(71.3)
Adjusted EBITDA(4)	$(23.5)	$(0.2)	$23.9	$90.5	$114.4

Adjusted net (loss)/income(5)	$(28.4)	$(7.8)	$13.3	$65.9	$79.2
Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3

(1) Period commencing on January 1, 2020 and ending February 26, 2020.

(2) Assumed tax rate of 24.5% for the quarter.

(3) Period commencing on February 27, 2020 and ending March 31, 2020.

(4) See Non-GAAP Financial Information below for a definition of Adjusted EBITDA and a reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA.

(5) See Non-GAAP Financial Information below for a definition of Adjusted Net Income and a reconciliation of GAAP Net (Loss) Income to Adjusted Net Income.

Reasons for Recommendation Following Subsequent Developments

As of the date of the Proxy, the GAIN board continues to recommend that the merger agreement be adopted by the stockholders of GAIN, by a vote of seven to one.  However, the subsequent developments described above that have occurred following the signing of the merger agreement, resulted in the GAIN board continuing to review its recommendation, including both the positive and negative factors which the GAIN board considered in arriving at its initial positive recommendation.  Furthermore, the GAIN board has, with the assistance of its financial and legal advisors, reviewed, and continues to review, its rights under the merger agreement, including without limitation the GAIN board’s right, subject to compliance with certain restrictions in the merger agreement, to make an adverse recommendation change in connection with a “company intervening event” (as defined in the merger agreement and described in the section entitled “The Merger Agreement— Changes in Board Recommendation” within the Proxy). The GAIN board will continue to review its rights under the merger agreement, including its rights relating to the determination of the existence of a “company intervening event” and changing its recommendation to the GAIN stockholders up to the time of the special meeting.

The GAIN board considered a number of factors in determining to continue to recommend that the stockholders adopt the merger agreement including all the factors set forth in the section entitled “GAIN’s Reasons for the Merger” within the Proxy, together with the following factors principally related to subsequent developments following the signing of the merger agreement (not in any relative order of importance) that the GAIN board believes support its decision:

•	the fact that the merger consideration of $6.00 per share is all-cash, and therefore unaffected by the considerable uncertainty in financial markets related to the spread of COVID-19,

•
the fact that if the GAIN board were to make an adverse recommendation change involving or relating to a company intervening event, INTL would be entitled to terminate the merger agreement and, in connection with such termination, GAIN would be required pay INTL a termination fee in the amount of $9 million,

•
the fact that the significant improvement in GAIN’s financial performance in the first fiscal quarter of 2020 (as compared to the same fiscal quarter in 2019) was primarily due to the extraordinary developments resulting from the COVID-19 global pandemic, including significant increases in ADV and RPM, and there can be no assurance that such improvements in financial performance would continue or be maintained,

•
the challenges presented by the prevailing industry, economic and market conditions and trends in the markets in which GAIN competes were likely to remain present following the anticipated resolution of the COVID-19 global pandemic,

•
the fact that GAIN’s exploration of strategic alternatives involved a lengthy and thorough auction process involving 108 potential bidders, in addition to INTL, which included both strategic and financial potential acquirers, eight of which, in addition to INTL, entered into mutual confidentiality agreements with GAIN and received information related to GAIN, but none of which resulted in a credible, financed alternative transaction other than the merger, and as a result, if the merger agreement were to be terminated, there was a considerable risk that no credible, financeable alternative transaction would be available, and

•
the fact that stockholders of GAIN who comply with the requirements of the Delaware General Corporation Law will have appraisal rights in respect of their shares and will be able to seek such appraisal if they believe that $6.00 per share in cash does not represent a fair value for their shares.

The GAIN board also considered, in addition to the potentially countervailing factors set forth in the section entitled “GAIN’s Reasons for the Merger” within the Proxy, the following countervailing factors principally related to subsequent developments following the signing of the merger agreement (not in any relative order of importance), including the following:

•
the fact that the ADV for the post-signing Q1 period was $17.8 billion, compared to $8.0 billion and $7.7 billion for the pre-signing Q1 period and the first quarter of 2019, respectively, increases of 123% and 131%, respectively,

•
the fact that average daily retail segment revenue for the post-signing Q1 period was $5.0 million, an increase of 280% and 1,200% over average daily retail segment revenue for the pre-signing Q1 period and the first quarter of 2019, respectively, principally due to sharp increases in ADV and RPM, which resulted from unusually high volatility, especially in late February and March 2020,

•
the fact that retail segment revenue for the 24 trading days constituting the post-signing Q1 period was $120.3 million, compared to $52.8 million for the 40 trading days constituting the pre-signing Q1 period and $24.3 million for all of the first quarter of 2019,

•
the fact that net income and adjusted net income for the 24 trading days constituting the post-signing Q1 period was $65.5 million and $65.9 million, respectively, compared to $11.8 million and $13.3 million for the 40 trading days constituting the pre-signing Q1 period, respectively, and net loss and adjusted net loss of $28.4 million and $28.4 million, respectively for all of the first quarter of 2019,

•
the fact that the tangible book value and Adjusted Tangible Book Value(1) of GAIN as of March 31, 2020 was $276.0 million and $290.6 million, which is an increase of 27% and 29%, respectively, relative to the  tangible book value and to the Adjusted Tangible Book Value of GAIN on February 26, 2020 (the last day prior to the public announcement of the merger) of $217.5 million and $224.9 million, respectively, which increases on a per share basis would equal $1.49 and $1.67, and , an increase of 31% and 38%, respectively, relative to the tangible book value and Adjusted Tangible Book Value of and December 31, 2019 of $210.5 million and $210.5 million, respectively, which increases on a per share basis would be equal to $1.66 and $2.04, and

•
any increase in the tangible book value or cash position of GAIN resulting from the developments described above cannot be distributed to GAIN’s stockholders as a result of the restrictions on dividends in the merger agreement.

(1) See Non-GAAP Financial Information below for a definition of Adjusted Tangible Book Value and a reconciliation of GAAP tangible book value to Adjusted Tangible Book Value

Non-GAAP Financial Information

Adjusted net (loss)/income is a non-GAAP financial measure representing our net (loss)/income excluding certain one-time costs and benefits. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning. For that reason, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts, which may make difficult comparing our financial performance to that of other companies. We believe reporting this measures assists investors in evaluating our operating performance. Because it is not a measure of financial performance or income tax expense calculated in accordance with GAAP, such measure should be considered in addition to, not as a substitute for, other measures reported in accordance with GAAP.

Reconciliation of GAAP Net (Loss)/Income to Adjusted Net (Loss)/Income
(unaudited)

	Q1’19	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter
Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3
Income tax (benefit)/expense	(6.1)	(7.9)	3.8	21.2	25.1
Pre-tax (loss)/income	$(34.4)	$(39.1)	$15.6	$86.8	$102.4
Adjustments:
Restructuring expenses(1)	0.0	1.3	1.4	0.0	1.4
Transaction costs(2)	0.0	0.0	0.7	0.4	1.0
Goodwill impairment	0.0	28.1	0.0	0.0	0.0

Adjusted pre-tax (loss)/income	$(34.4)	$(9.7)	$17.7	$87.2	$104.9
Adjusted income tax benefit/(expense)	6.1	1.9	(4.3)	(21.3)	(25.7)
Adjusted net (loss)/income	$(28.4)	$(7.8)	$13.3	$65.9	$79.2

(1)          Represents expenses for reducing headcount following strategic decisions undertaken in 2019 and 2020
(2)          Represents transaction-related expenses, which included legal, accounting and investment banking fees

Adjusted EBITDA is a non-GAAP financial measure representing our (loss)/earnings before interest, taxes, depreciation and amortization, purchased intangible amortization, convertible note interest, contingent provision, non-controlling interest, debt extinguishment, restructuring expenses, transaction expenses and goodwill impairment. This non-GAAP financial measure has certain limitations, including lacking standardized meaning, which may make our definition different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting adjusted EBITDA assists investors in evaluating our operating performance. Because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, it should be considered in addition to, not a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net (loss)/income.

Reconciliation of GAAP Net (Loss)/Income to Adjusted EBITDA
(unaudited)

	Q1’19	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Full Quarter
Net revenue	$38.4	$53.3	$60.8	$124.9	$185.7
Net (loss)/income	(28.4)	(31.2)	11.8	65.5	77.3
Net (loss)/income margin %	(74%)	(59%)	19%	52%	42%

Net (loss)/income	$(28.4)	$(31.2)	$11.8	$65.5	$77.3
Depreciation and amortization	4.3	4.3	2.9	1.4	4.3
Purchased intangible amortization	3.3	1.8	1.2	0.6	1.8
Interest on long term borrowings	3.3	3.4	2.2	1.2	3.4
Income tax (benefit)/expense	(6.1)	(7.9)	3.8	21.2	25.1
Restructuring expenses	0.0	1.3	1.4	0.0	1.4
Transaction costs	0.0	0.0	0.7	0.4	1.0
Goodwill impairment	0.0	28.1	0.0	0.0	0.0

Adjusted EBITDA	$(23.5)	$(0.2)	$23.9	$90.5	$114.4

Adjusted tangible book value is a non-GAAP financial measure and has been calculated by starting with tangible book value and ignoring the changes to currency translation adjustment since December 31, 2019 for the calculations of adjusted tangible book value on March 31, 2020 and February 26, 2020.  Management believes that this measure provides shareholders and investors with a more useful means of comparing the effect of GAIN’s operating results on tangible book value as of different dates without the effect of fluctuations in exchange rates, which are not within GAIN’s control.

Reconciliation of Tangible Book Value to Adjusted Tangible Book Value
(unaudited)

	Q4’19	Q1’20 Pre Signing Period	Q1’20 Post Signing Period	Q1’20 Ful l Quarter
Shareholders’ equity	$234.7	$239.9	$297.1	$297.1
Intangible assets	(24.2)	(22.4)	$(21.2)	$(21.2)
Tangible Book Value	$210.5	$217.5	$276.0	$276.0

Foreign currency translation adjustment	0.0	7.4	14.7	14.7
Adjusted Tangible Book Value	$210.5	$224.9	$290.6	$290.6

The information furnished in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2020

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Nigel Rose
Name:	Nigel Rose
Title:	Chief Financial Officer